Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-224508) of our report dated April 12, 2023, with respect to the financial statements of the First Mid Bancshares, Inc. Employee Stock Purchase Plan appearing in this Annual Report on Form 11-K for the years ended December 31, 2022 and 2021.

/sig/ FORVIS, LLP

Decatur, Illinois

April 12, 2023

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